Exhibit 99

NEWS

ANADARKO ANNOUNCES 2018 FOURTH-QUARTER
AND FULL-YEAR RESULTS
REAFFIRMS 2019 CAPITAL PROGRAM AND EXPECTATIONS

HOUSTON, Feb. 5, 2019 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2018 fourth‑quarter results, reporting net income attributable to common stockholders of $102 million, or $0.21 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by $82 million, or $0.17 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the fourth quarter of 2018 was $1.6 billion.
For the year ended Dec. 31, 2018, Anadarko reported net income attributable to common stockholders of $615 million, or $1.20 per share (diluted). Full-year 2018 net cash provided by operating activities totaled $5.9 billion.

2018 HIGHLIGHTS

•	Reached $3.75 billion of total share repurchases, representing 12 percent of shares outstanding

•	Retired more than $600 million of debt during the year

•	Increased the per-share dividend from 5 cents to 30 cents

•	Announced Western Gas simplification transaction and $4 billion midstream asset sale

•	Significantly expanded Delaware Basin oil, natural gas, and water infrastructure

•	Positioned Mozambique LNG for expected sanctioning decision in the first half of 2019

“In 2018, we delivered on our commitment to increase the return of cash to investors through repurchasing stock, retiring debt and increasing our dividend,” said Anadarko Chairman and CEO Al Walker. “As we look to 2019 and beyond, we remain focused on enhancing our capital efficiency by further improving our per-barrel margins and lowering our free cash flow breakeven oil price to continue meeting our cash-return objectives. We believe our portfolio and people give us an industry-leading ability to accomplish this while maintaining the financial flexibility to invest in our future as we anticipate progressing toward a final investment decision (FID) in the Mozambique LNG project in the first half of the year.”

SALES VOLUME AND PROVED RESERVES
Anadarko’s full-year sales volume of oil, natural gas and natural gas liquids (NGLs) totaled 243 million barrels of oil equivalent (BOE), or an average of 666,000 BOE per day. Fourth-quarter 2018 sales volume of oil, natural gas and NGLs averaged approximately 701,000 BOE per day.
In 2018, Anadarko organically added 284 million BOE of proved reserves before the effects of price revisions. Anadarko’s costs incurred were $4.6 billion. The company’s oil and natural gas exploration and development costs were $4.5 billion.(2) The company estimates its proved reserves at year-end 2018 totaled 1.47 billion BOE, with 78 percent of its reserves categorized as proved developed. At year-end 2018, Anadarko’s proved reserves were comprised of 63 percent liquids and 37 percent natural gas.

OPERATING HIGHLIGHTS
In West Texas, Anadarko’s Delaware Basin oil sales volume averaged 75,000 barrels per day, with total volume averaging 127,000 BOE per day, in the fourth quarter of 2018. Much of the company’s focus in 2018 in the Delaware Basin centered on expanding its extensive network of infrastructure to facilitate the company’s transition to pad development. During the year, Anadarko successfully started up the Reeves and Loving Regional Oil Treating Facilities, which added 120,000 barrels per day of oil-processing capacity, and in the fourth quarter, Western Gas started up its first train at the Mentone gas-processing plant. These activities support Anadarko’s Silvertip-A campaign, which is the company’s first multi-well and multi-pad development with optimized infrastructure. In 2019, Anadarko expects to average approximately 10 operated rigs and five completion crews with plans to bring more than 150 operated wells to sales.
Anadarko’s DJ Basin assets in Colorado averaged approximately 272,000 BOE per day during the fourth quarter of 2018, which included 102,000 barrels of oil per day. In 2019, the company expects to average four operated rigs and three completion crews while bringing more than 250 operated wells to sales.
In August 2018, Anadarko announced new details about its high-potential position in Wyoming’s Powder River Basin. The company’s core position includes approximately 300,000 gross acres with significant stacked-oil potential. Anadarko’s 2019 activity in the Powder River Basin will focus on appraisal activity targeting the Turner formation, as the company expects to average one operated rig and completion crew and deliver more than 10 operated appraisal wells to sales.
Anadarko’s Gulf of Mexico sales volume averaged 142,000 BOE per day in the fourth quarter of 2018, which included 120,000 barrels of oil per day. The company’s leading infrastructure position continues to provide highly economic tieback opportunities, including new wells and developments at its 100-percent-owned Constitution, Horn Mountain, Holstein and Marlin platforms. This year, Anadarko plans to operate up to two drillships and two platform rigs and bring approximately 10 wells to sales in the areas near its Constellation, Holstein, Horn Mountain, K2, Lucius, and North Hadrian producing assets.
Anadarko’s international sales volume averaged 102,000 barrels per day during the fourth quarter of 2018. The company also continued to make significant progress with its Mozambique LNG project, announcing Sale and Purchase Agreements (SPAs) with Tokyo Gas Co., Ltd; Centrica LNG Company Ltd., a subsidiary of Centrica plc; Shell International Trading Middle East Ltd; and CNOOC Gas and Power Singapore Trading & Marketing Pte. Ltd. These SPAs, coupled with the project’s progress toward securing financing, and preparation of the onshore location for development, continue to position Anadarko to take FID during the first half of this year.

OPERATIONS REPORT
For additional details on Anadarko’s fourth-quarter 2018 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
The company ended 2018 with $1.3 billion of cash. Since September 2017, Anadarko has announced equity-buyback and debt-reduction programs totaling $7 billion. The company repurchased $250 million of its common stock and retired $500 million of debt during the fourth quarter of 2018, bringing total share repurchases to $3.75 billion and total debt retirement to more than $600 million under these programs. During 2018, the company also increased its per-share dividend 500 percent, from 5 cents to 30 cents.
“We have returned tremendous value to our shareholders totaling more than $4.5 billion through share repurchases, dividend increases and debt reductions, and we expect to complete the remaining $1.25 billion of authorized share repurchases and $1.4 billion of debt reduction by mid-2020,” said Walker. “While we expect market volatility to continue for some time, we are maintaining our previously announced capital expectations, which enable us to operate within anticipated discretionary cash flow at $50 oil and remain committed to our durable strategy of maximizing capital efficiency and enhancing returns on a multi-year basis.”

2019 CAPITAL EXPECTATIONS AND SALES-VOLUME GUIDANCE
Anadarko’s 2019 guidance remains the same as announced in November 2018. The company expects full-year capital investments in the range of $4.3 to $4.7 billion.(3)

2019 Capital Expectations(3)

By Area	Billions	By Type

U.S. Onshore*	$3.15	Resource Plays*	70%
Deepwater Gulf of Mexico	0.50	Conventional Oil**	16%
Algeria and Ghana	0.20	Exploration and LNG	10%
Exploration	0.25	Corporate	4%
LNG	0.20

* Delaware, DJ, and Powder River basins, and other. Also includes approximately $80 million of midstream investment prior to the Western Gas Partners, LP (WES) midstream transaction, which is expected to close in the first quarter 2019

** Deepwater Gulf of Mexico, Algeria, and Ghana operations
Note: All amounts are approximates.

Sales-Volume Expectations(4)

	2018 Actuals	2019 Expectations

Total (MMBOE)	243	260 - 270

Oil (MBOPD)	383	410 - 435

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host an investor conference call on Wednesday, Feb. 6, 2019, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2018 results as well as plans and expectations for 2019. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 7656732. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Twelve pages of summary financial data follow, including costs incurred, proved reserves, current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) Does not include capital investments made by Western Gas Partners, LP (NYSE: WES).

(4) Amounts are divestiture adjusted.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2018, the company had 1.47 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to finalize year-end reserves; to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to meet financial and operating guidance; to improve margins and enhance returns; to timely complete and commercially operate the projects and drilling prospects identified in this news release; to consummate the transaction described in this news release and realize the expected benefits; to successfully complete the share-repurchase and debt-reduction programs; and to successfully plan, secure additional government and partner approvals, enter into long-term sales contracts, take FID and the timing thereof, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

INVESTORS:
Mike Pearl, mike.pearl@anadarko.com, 832.636.3271
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089
Jon VandenBrand, jon.vandenbrand@anadarko.com, 832.636.1007

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended December 31, 2018
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$102	$0.21
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$480	370	0.75
Gains (losses) on divestitures, net	(11)	(8)	(0.02)
Lower-of-cost-or-market inventory adjustments	(21)	(17)	(0.04)
Impairments - Producing properties (after noncontrolling interest)	(431)	(331)	(0.67)
Contingency adjustments	(15)	(12)	(0.03)
Reorganization-related charges	(40)	(31)	(0.06)
Impact of tax reform legislation		(100)	(0.20)
Change in uncertain tax positions		47	0.10
Certain items affecting comparability	$(38)	(82)	(0.17)
Adjusted net income (loss) (Non-GAAP)		$184	$0.38

*	Includes $629 million related to commodity derivatives, $(148) million related to interest-rate derivatives and $(1) million related to gathering, processing, and marketing sales.

	Quarter Ended December 31, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$976	$1.80
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(168)	(105)	(0.20)
Gains (losses) on divestitures, net	(141)	(83)	(0.15)
Impairments
Producing properties	(25)	(16)	(0.03)
Exploration assets	(24)	(15)	(0.03)
Early termination of rig	(39)	(25)	(0.05)
Change in uncertain tax positions		(56)	(0.10)
Impact of tax reform legislation		1,170	2.18
Certain items affecting comparability	$(397)	870	1.62
Adjusted net income (loss) (Non-GAAP)		$106	$0.18

*	Includes $(171) million related to commodity derivatives, $(1) million related to interest-rate derivatives, and $4 million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Years Ended December 31,
millions	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$615	$(456)
Interest expense	947	932
Income tax expense (benefit)	733	(1,477)
Depreciation, depletion, and amortization	4,254	4,279
Exploration expense (1)	459	2,535
(Gains) losses on divestitures, net	(20)	(674)
Impairments	800	408
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	(407)	156
Restructuring charges	53	21
(Gains) losses on early extinguishment of debt	(2)	2
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$7,432	$5,726
Total barrels of oil equivalent (MMBOE)	243	245
Consolidated Adjusted EBITDAX (Margin) per BOE	$30.58	$23.37

(1)	Includes restructuring charges of $20 million for the year ended December 31, 2018.

Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year excluding certain obligations to be paid in future periods.

millions	Year Ended December 31, 2018
Costs incurred (GAAP)*	$4,569
Asset retirement obligation liabilities incurred	(357)
Cash expenditures for asset retirement obligations	263
Oil and natural gas exploration and development costs (Non-GAAP)	$4,475

*	Includes $202 million of unproved property acquisitions.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	December 31, 2018
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$16,417	$4,815	$11,602
Less cash and cash equivalents	1,295	92	1,203
Net debt (Non-GAAP)	$15,122	$4,723	$10,399

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$15,122	$10,399
Total equity		10,943	8,496
Adjusted capitalization		$26,065	$18,895

Net debt to adjusted capitalization ratio	58%	55%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
millions	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$134	$1,039	$752	$(211)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,131	1,044	4,254	4,279
Deferred income taxes	(2)	(1,143)	139	(2,169)
Dry hole expense and impairments of unproved properties	34	77	246	2,221
Impairments	481	25	800	408
(Gains) losses on divestitures, net	11	141	(20)	(674)
(Gains) losses on early extinguishment of debt	(4)	—	(2)	2
Total (gains) losses on derivatives, net	(368)	164	138	131
Operating portion of net cash received (paid) in settlement of derivative instruments	(112)	4	(545)	25
Other	72	78	294	303
Changes in assets and liabilities	250	(39)	(127)	(306)
Net Cash Provided by (Used in) Operating Activities	$1,627	$1,390	$5,929	$4,009
Net Cash Provided by (Used in) Investing Activities	$(1,323)	$(1,002)	$(5,982)	$(1,030)
Net Cash Provided by (Used in) Financing Activities	$(871)	$(1,086)	$(3,177)	$(1,613)

Capital Expenditures
Exploration and Production and other*	$897	$1,008	$4,264	$3,884
WES Midstream	258	294	1,178	956
Other Midstream**	85	202	743	460
Total	$1,240	$1,504	$6,185	$5,300

*	The year-ended December 31, 2018 includes $181 million, of which $176 million was unbudgeted, related to Powder River Basin acquisitions.

**	Excludes WES.

Anadarko Petroleum Corporation
(Unaudited)

	Three Months Ended		Twelve Months Ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2018	2017	2018	2017
Consolidated Statements of Income
Revenues and Other
Oil sales	$2,242	$1,900	$9,206	$6,552
Natural-gas sales	323	258	1,005	1,348
Natural-gas liquids sales	279	301	1,271	1,069
Gathering, processing, and marketing sales	425	583	1,588	2,000
Gains (losses) on divestitures and other, net	80	(113)	312	939
Total	3,349	2,929	13,382	11,908
Costs and Expenses
Oil and gas operating	308	250	1,153	988
Oil and gas transportation	245	216	878	914
Exploration	79	169	459	2,535
Gathering, processing, and marketing	302	451	1,047	1,552
General and administrative	270	226	1,084	994
Depreciation, depletion, and amortization	1,131	1,044	4,254	4,279
Production, property, and other taxes	189	133	826	582
Impairments	481	25	800	408
Other operating expense	74	64	262	221
Total	3,079	2,578	10,763	12,473
Operating Income (Loss)	270	351	2,619	(565)
Other (Income) Expense
Interest expense	244	252	947	932
(Gains) losses on early extinguishment of debt	(4)	—	(2)	2
(Gains) losses on derivatives, net	(373)	168	130	135
Other (income) expense, net	43	3	59	54
Total	(90)	423	1,134	1,123
Income (Loss) Before Income Taxes	360	(72)	1,485	(1,688)
Income tax expense (benefit)	226	(1,111)	733	(1,477)
Net Income (Loss)	134	1,039	752	(211)
Net income (loss) attributable to noncontrolling interests	32	63	137	245
Net Income (Loss) Attributable to Common Stockholders	$102	$976	$615	$(456)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.21	$1.80	$1.20	$(0.85)
Net income (loss) attributable to common stockholders—diluted	$0.21	$1.80	$1.20	$(0.85)
Average Number of Common Shares Outstanding—Basic	493	537	504	548
Average Number of Common Shares Outstanding—Diluted	494	537	504	548

Exploration Expense
Dry hole expense	$32	$25	$87	$1,433
Impairments of unproved properties	1	52	159	788
Geological and geophysical, exploration overhead, and other expense	46	92	213	314
Total	$79	$169	$459	$2,535

Anadarko Petroleum Corporation
(Unaudited)

	December 31,	December 31,
millions	2018	2017
Condensed Balance Sheets
Cash and cash equivalents	$1,295	$4,553
Accounts receivable, net of allowance	2,026	1,829
Other current assets	474	380
Net properties and equipment	28,615	27,451
Other assets	2,336	2,211
Goodwill and other intangible assets	5,630	5,662
Total Assets	$40,376	$42,086
Short-term debt - Anadarko*	919	142
Short-term debt - WGP/WES	28	—
Other current liabilities	3,711	3,764
Long-term debt - Anadarko*	10,683	12,054
Long-term debt - WGP/WES	4,787	3,493
Deferred income taxes	2,437	2,234
Asset retirement obligations	2,847	2,500
Other long-term liabilities	4,021	4,109
Common stock	57	57
Paid-in capital	12,393	12,000
Retained earnings	1,245	1,109
Treasury stock	(4,864)	(2,132)
Accumulated other comprehensive income (loss)	(335)	(338)
Total stockholders’ equity	8,496	10,696
Noncontrolling interests	2,447	3,094
Total Equity	10,943	13,790
Total Liabilities and Equity	$40,376	$42,086
Capitalization
Total debt	$16,417	$15,689
Total equity	10,943	13,790
Total	$27,360	$29,479

Capitalization Ratios
Total debt	60%	53%
Total equity	40%	47%

*	Excludes WES and WGP

Anadarko Petroleum Corporation
(Unaudited)

Sales Volume and Prices
	Average Daily Sales Volume			Sales Volume			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended December 31, 2018
United States	309	1,118	104	30	103	8	$58.60	$3.14	$27.57
Algeria	62	—	4	5	—	1	64.41	—	44.34
Other International	36	—	—	3	—	—	62.79	0.66	—
Total	407	1,118	108	38	103	9	$59.86	$3.14	$28.20

Quarter Ended December 31, 2017
United States	287	1,064	90	26	98	7	$54.97	$2.63	$34.99
Algeria	54	—	3	4	—	1	61.35	—	45.29
Other International	26	—	—	3	—	—	60.75	—	—
Total	367	1,064	93	33	98	8	$56.32	$2.63	$35.28

Year Ended December 31, 2018
United States	294	1,069	98	108	390	35	$64.01	$2.57	$33.46
Algeria	59	—	5	21	—	2	70.80	—	43.25
Other International	32	—	—	12	—	—	69.63	0.66	—
Total	385	1,069	103	141	390	37	$65.51	$2.57	$33.93

Year Ended December 31, 2017
United States	266	1,309	95	97	478	34	$49.62	$2.82	$29.24
Algeria	61	—	4	22	—	2	53.74	—	35.64
Other International	28	—	—	10	—	—	53.84	—	—
Total	355	1,309	99	129	478	36	$50.66	$2.82	$29.54

	Average Daily Sales Volume MBOE/d		Sales Volume MMBOE

Quarter Ended December 31, 2018	701		64
Quarter Ended December 31, 2017	637		58

Year Ended December 31, 2018	666		243
Year Ended December 31, 2017	672		245

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended December 31, 2018
United States	$1,666	$323	$262	$(82)	$(26)	$—
Algeria	366	—	17	—	—	—
Other International	210	—	—	—	—	—
Total	$2,242	$323	$279	$(82)	$(26)	$—

Quarter Ended December 31, 2017
United States	$1,450	$258	$290	$(1)	$5	$—
Algeria	305	—	11	—	—	—
Other International	145	—	—	—	—	—
Total	$1,900	$258	$301	$(1)	$5	$—

Year Ended December 31, 2018
United States	$6,873	$1,005	$1,193	$(527)	$(18)	$—
Algeria	1,518	—	78	—	—	—
Other International	815	—	—	—	—	—
Total	$9,206	$1,005	$1,271	$(527)	$(18)	$—

Year Ended December 31, 2017
United States	$4,818	$1,348	$1,010	$26	$4	$(3)
Algeria	1,190	—	59	—	—	—
Other International	544	—	—	—	—	—
Total	$6,552	$1,348	$1,069	$26	$4	$(3)

Anadarko Petroleum Corporation
Estimated Year-End Proved Reserves 2018 - 2016

MMBOE	2018	2017	2016
Proved Reserves
Beginning of year	1,439	1,722	2,057
Reserves additions and revisions
Discoveries and extensions	164	114	40
Infill-drilling additions	181	71	69
Drilling-related reserves additions and revisions	345	185	109
Other non-price-related revisions	(61)	59	191
Net organic reserves additions	284	244	300
Acquisition of proved reserves in place	—	3	97
Price-related revisions	29	92	(147)
Total reserves additions and revisions	313	339	250
Sales in place	(37)	(379)	(294)
Production	(242)	(243)	(291)
End of year	1,473	1,439	1,722
Proved Developed Reserves
Beginning of year	1,127	1,325	1,632
End of year	1,148	1,127	1,325

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of February 5, 2019

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volume (MMBOE)	60	—	64	260	—	270
Total Sales Volume (MBOE/d)	667	—	711	712	—	740

Oil (MBbl/d)	384	—	411	410	—	435

United States	305	—	325	324	—	341
Algeria	53	—	57	56	—	60
Ghana	26	—	29	30	—	34

Natural Gas (MMcf/d)

United States	1,100	—	1,175	1,100	—	1,200

Natural Gas Liquids (MBbl/d)

United States	96	—	104	103	—	111
Algeria	4	—	5	4	—	5

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(0.60)	—	3.50	(0.70)	—	3.30

United States	(2.00)	—	2.00	(2.00)	—	2.00
Algeria	5.00	—	9.00	4.00	—	8.00
Ghana	5.00	—	9.00	4.00	—	8.00

Natural Gas ($/Mcf)

United States	(0.60)	—	(0.35)	(0.70)	—	(0.45)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of February 5, 2019

Note: Guidance excludes items affecting comparability.

	1st-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	145	—	185	700	—	800
Minerals and Other	70	—	90	270	—	310

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	5.00	—	5.50	4.40	—	4.80
Oil & Gas Transportation and Other	3.50	—	3.70	3.60	—	3.80
Depreciation, Depletion, and Amortization	16.75	—	17.50	17.25	—	18.00
Production Taxes (% of Product Revenue)	6.5%	—	7.5%	6.5%	—	7.5%

	$ MM			$ MM

General and Administrative	275	—	300	1,100	—	1,200
Other Operating Expense	15	—	35	35	—	55
Exploration Expense
Non-Cash	—	—	20	120	—	170
Cash	55	—	65	190	—	210
Interest Expense (net)	255	—	265	1,050	—	1,090
Other (Income) Expense	(10)	—	10	(20)	—	20

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (175% Current/(75)% Deferred for Q1 and 275% Current/(175)% Deferred for Total Year)	20%	—	30%	10%	—	20%

Noncontrolling Interest	70	—	90	380	—	420

Avg. Shares Outstanding (MM)
Basic	490	—	495	490	—	495
Diluted	490	—	495	490	—	495

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,100	—	1,300	4,300	—	4,700

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of February 5, 2019

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2019
WTI	57	$45.00	$55.00	$70.22
Brent	30	$50.00	$60.00	$78.22
	87

Interest-Rate Derivatives
As of February 5, 2019

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Anadarko
Swap	$550 Million	September 2016 - 2046	September 2020	6.418%	3M LIBOR
Swap	$250 Million	September 2016 - 2046	September 2022	6.809%	3M LIBOR
Swap	$100 Million	September 2017 - 2047	September 2020	6.891%	3M LIBOR
Swap	$250 Million	September 2017 - 2047	September 2021	6.570%	3M LIBOR
Swap	$450 Million	September 2017 - 2047	September 2023	6.445%	3M LIBOR
WES
Swap	$250 Million	December 2019 - 2024	December 2019	2.730%	3M LIBOR
Swap	$250 Million	December 2019 - 2029	December 2019	2.856%	3M LIBOR
Swap	$250 Million	December 2019 - 2049	December 2019	2.905%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volume
	Quarter Ended December 31, 2018				Quarter Ended December 31, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	189	1,038	95	457	156	934	79	390
Gulf of Mexico	120	80	9	142	119	73	9	140
International	98	—	4	102	80	—	3	83
Same-Store Sales	407	1,118	108	701	355	1,007	91	613
Divestitures*	—	—	—	—	12	57	2	24
Total	407	1,118	108	701	367	1,064	93	637

	Year Ended December 31, 2018				Year Ended December 31, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	172	990	89	426	128	966	79	368
Gulf of Mexico	120	77	9	142	120	102	10	147
International	91	—	5	96	89	—	4	93
Same-Store Sales	383	1,067	103	664	337	1,068	93	608
Divestitures*	2	2	—	2	18	241	6	64
Total	385	1,069	103	666	355	1,309	99	672

*	Includes Ram Powell, Alaska, Eagleford, Marcellus, Eaglebine, Utah CBM, and Moxa.